Exhibit 99

Marine Products Corporation Announces

Regular Quarterly Cash Dividend

ATLANTA, January 26, 2022 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.12 per share payable March 10, 2022 to common stockholders of record at the close of business on February 10, 2022.

Marine Products Corporation (NYSE: MPX) is a leading manufacturer of fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi and SSX, along with the Chaparral Surf Series. Chaparral’s outboard offerings include OSX Luxury Sportboats, and SSi and SSX outboard models. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. The Company continues to diversify its product lines through product innovation.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President Corporate Services

(404) 321-2162

jlanders@marineproductscorp.com